Exhibit 99.1

NEWS RELEASE	FORM IMMEDIATE RELEASE

Investor Contract: Jeanne Hess
860-263-4730
jeanne.hess@virtus.com

Media Contract: Joe Fazzino
860-263-4725
joe.fazzino@virtus.com

Virtus Investment Partners Announces Financial Results

For the Third Quarter of 2014

-	Operating Income, as Adjusted, Increases 25 Percent to $44.8 Million from $35.8 Million in Third Quarter of 2013; Related Margin Increases to 51 Percent from 48 Percent; Operating Income Increases to $38.9 Million from $31.6 Million

-	Earnings per Diluted Common Share Increase to $4.02 from $2.56 in Third Quarter of 2013; Current Quarter Includes Tax Benefit

-	Long-Term Open-End Mutual Fund Sales of $3.0 Billion in Third Quarter, with Positive Net Flows of $0.7 Billion

-	Long-Term Assets Under Management Increase 11 Percent to $59.5 Billion at September 30, 2014 from $53.4 Billion at September 30, 2013; Money Market Funds Liquidated in October

Hartford, CT, October 28, 2014 – Virtus Investment Partners, Inc. (NASDAQ: VRTS), which operates a multi-manager asset management business, today reported its highest levels of revenue, operating income, as adjusted and related margin for the third quarter of 2014.

Operating income, as adjusted, was $44.8 million for the quarter ended September 30, 2014, an increase of 25 percent from $35.8 million in the third quarter of 2013 and 16 percent from $38.8 million in the second quarter of 2014. The related margin increased to 51 percent from 48 percent in the prior-year quarter and 47 percent in the second quarter of 2014.

Operating income for the third quarter was $38.9 million with a margin of 33 percent, compared with $31.6 million and 32 percent in the third quarter of 2013 and $22.5 million and 20 percent in the second quarter of 2014, which included $10.1 million in expenses related to the launch of a closed-end fund.

Net income attributable to common stockholders was $37.3 million or $4.02 per fully diluted common share. Net income for the third quarter includes a net tax benefit of $15.5 million, or $1.67 per share, primarily related to the resolution of uncertain tax positions, and $(0.51) per share of unrealized losses on marketable securities. Net income of $21.1 million, or $2.56 per share in the third quarter of 2013 included $0.11 per share of unrealized gains on marketable securities; net income of $19.5 million, or $2.10 per share in the second quarter of 2014 included $(0.67) related to costs associated with a closed-end fund launch and $0.23 per share of unrealized gains.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 2

Financial Highlights (Unaudited)

(Dollars in thousands, except per share data or as noted)

In evaluating its performance, the company considers certain non-GAAP measures, including operating income, as adjusted, operating margin, as adjusted, operating expenses, as adjusted, and revenue, as adjusted, that are described and reconciled to GAAP-reported amounts in the table at the end of the release. These non-GAAP measures net the distribution and administration expenses against the related revenue and also exclude certain other cash and non-cash items.

	Three Months Ended			Three Months Ended		Nine Months Ended
	9/30/2014	9/30/2013	Change	6/30/2014	Change	9/30/2014	9/30/2013	Change
Ending Assets Under Management (in billions)	$60.9	$55.0	11%	$61.4	(1)%	$60.9	$55.0	11%
Average Assets Under Management (in billions)	$61.8	$54.0	14%	$59.0	5%	$59.3	$51.8	14%
Ending Long-Term Assets Under Management (in billions) (1)	$59.5	$53.4	11%	$59.9	(1)%	$59.5	$53.4	11%
Average Long-Term Assets Under Management (in billions) (1)	$60.4	$52.3	15%	$57.6	5%	$57.9	$50.0	16%

Gross Sales (in millions)	$3,514.3	$4,869.1	(28)%	$4,018.3	(13)%	$11,781.8	$16,706.9	(29)%
Net Flows (in millions)	$492.3	$1,246.0	(60)%	$968.1	(49)%	$1,000.7	$7,484.2	(87)%

Revenue	$117,841	$100,409	17%	$112,749	5%	$338,461	$282,717	20%
Revenue, as adjusted (2)	$88,628	$75,066	18%	$83,225	6%	$251,971	$211,442	19%

Operating expenses	$78,914	$68,779	15%	$90,247	(13)%	$244,406	$203,105	20%
Operating expenses, as adjusted (2)	$43,808	$39,227	12%	$44,474	(1)%	$131,815	$118,799	11%

Operating income	$38,927	$31,630	23%	$22,502	73%	$94,055	$79,612	18%
Operating income, as adjusted (2)	$44,820	$35,839	25%	$38,751	16%	$120,156	$92,643	30%

Net income	$36,995	$21,302	74%	$19,792	87%	$78,554	$50,270	56%
Net income attributable to common stockholders	$37,340	$21,089	77%	$19,543	91%	$78,821	$50,434	56%
Avg. shares outstanding - diluted (in thousands)	9,279	8,227	13%	9,325	-	9,322	8,125	15%
Earnings per share - diluted	$4.02	$2.56	57%	$2.10	91%	$8.46	$6.21	36%

Operating margin	33%	32%		20%		28%	28%
Operating margin, as adjusted (2)	51%	48%		47%		48%	44%

(1) Represents Assets Under Management excluding cash management strategies

(2) See "Schedule of Non-GAAP Information" at the end of the release

Management Commentary

“We are pleased with this quarter’s strong results that included our highest levels of operating earnings, revenues and margin which reflects the growth in average assets and our variable cost structure,” said George R. Aylward, president and chief executive officer. “We had positive long-term open-end mutual fund flows for the quarter, including positive flows in domestic and international equities and fixed income strategies, despite investor uncertainty in response to the volatility in the equity markets.”

Higher average assets under management in the quarter resulted in an 18 percent increase in investment management fees from the third quarter of 2013, which included a 26 percent increase in closed-end fund and 20 percent increase in long-term open-end mutual fund management fees. As a result of the increasing revenue, and the leveragability of the business, operating income, as adjusted, increased 25 percent from the prior year and the related margin increased to 51 percent, the company’s highest quarterly level.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 3

“We continued to expand our differentiated product offerings with the introduction of a new unconstrained bond fund and the filing for a distinctive international equity fund that will be available to investors later this year. We remain well-positioned to meet the needs of financial advisors and their clients, particularly in the current market environment with products that are diversified across asset classes and strategies, including strong fixed income capabilities, quality-oriented equity offerings, and our new multi-manager liquid alternatives strategies,” Aylward said.

“Our strong balance sheet continues to provide significant operating flexibility for the company and allows us to balance investments in the growth of the business with a meaningful return of capital to shareholders. Cash and investments increased by 4 percent on a sequential quarter basis to $441 million or $49 per share at the end of the third quarter, and we returned $18.2 million to shareholders in the form of share repurchases and a cash dividend. On a year-to-date basis, including our third quarter declared dividend, we have returned $43.7 million of capital to our shareholders, an increase of 61 percent from the level of capital we returned for the full year of 2013,” he added.

“Our strong financial results and positive net flows during an uncertain market environment affirm the strengths of the company and the benefit of our business model, and the high level of capital we have returned demonstrates our commitment to creating value for shareholders.”

Asset Flows and Assets Under Management

Assets under management increased from the prior-year quarter as a result of cumulative positive net flows, the launch of a new closed-end fund and market appreciation.

▪	On October 20, 2014, the company liquidated its three money market funds that had a combined $1.2 billion of assets under management as of September 30, 2014.
▪	Assets under management, excluding money market assets, were $59.5 billion at September 30, 2014, an increase of 11 percent from $53.4 billion at September 30, 2013 and compared with $59.9 billion at June 30, 2014. The change from the prior year is primarily the result of $4.7 billion of market appreciation and $1.6 billion of positive net flows; the sequential change is a result of $0.5 billion of positive net flows offset by market depreciation of $1.1 billion. Long-term open-end mutual fund assets increased by 17 percent to $39.8 billion from $34.2 billion a year earlier.
▪	Long-term average assets under management were $60.4 billion for the period ended September 30, 2014, an increase of 15 percent from $52.3 billion and 5 percent from $57.6 billion in the third quarter of 2013 and the second quarter of 2014, respectively.
▪	Total sales were $3.5 billion in the third quarter, compared with $4.9 billion in the third quarter of 2013 and $4.0 billion in the second quarter of 2014. Total positive net flows were $0.5 billion in the third quarter, compared with $1.2 billion in the prior-year quarter and $1.0 billion in the second quarter of 2014. Both sales and net flows in the second quarter included $0.5 billion related to the launch of a closed-end fund.
▪	Long-term open-end mutual fund sales were $3.0 billion in the third quarter, compared with $4.3 billion in the prior-year quarter and relatively flat compared with $3.1 billion in the second quarter of 2014.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 4

▪	Long-term open-end funds generated $0.7 billion of positive net flows in the third quarter, compared with $1.1 billion in the third quarter of 2013 and $0.8 billion in the second quarter of 2014. This was the company’s 22nd consecutive quarter of positive net long-term open-end fund flows and represented an annualized organic growth rate, which is calculated as annualized net flows divided by beginning of period assets, of 6.5 percent.

Revenue

Revenues increased from prior periods primarily as a result of the company’s growing asset base.

▪	Revenues increased 17 percent to $117.8 million in the third quarter from $100.4 million in the third quarter of 2013 and by 5 percent on a sequential quarter basis.
▪	Revenues, as adjusted, increased by 18 percent to $88.6 million in the third quarter from $75.1 million in the prior-year quarter and by 6 percent from $83.2 million in the second quarter of 2014. The increase from the prior year is a result of higher investment management and administration and transfer agent fees.
▪	Investment management fees increased 18 percent to $79.0 million from $67.1 million in the third quarter of 2013 and by 6 percent on a sequential quarter basis from $74.5 million. The increase from the prior-year quarter primarily reflects an increase in average long-term open-end fund assets and an increase in the average net fee rate. The average net fee rate was 50.6 basis points in the third quarter of 2014 compared with 49.2 in the prior-year quarter and 50.7 basis points in the sequential quarter.
▪	Administration and transfer agent fees in the third quarter increased 19 percent to $14.8 million from $12.5 million in the prior-year quarter and by 6 percent from $13.9 million in the second quarter as a result of higher average long-term open-end mutual fund and closed-end fund assets.

Expenses

The year-over-year increase in operating expenses reflects the overall growth of the business, including variable costs related to the growing asset levels.

▪	Total operating expenses were $78.9 million in the third quarter, compared with $68.8 million in the third quarter of 2013, reflecting increases in distribution and administration, other operating expenses and employment expenses. Total operating expenses decreased 13 percent on a sequential quarter basis, primarily reflecting costs related to the launch of a closed-end fund and other new product introductions in the second quarter of 2014.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 5

▪	Operating expenses, as adjusted, which exclude certain charges including distribution and administration expenses, stock-based compensation and depreciation and amortization, were $43.8 million in the third quarter, compared with $39.2 million in the third quarter of 2013 and $44.5 million in the second quarter of 2014. The increase from the prior year primarily reflects higher employment costs and an increase in other operating expenses.
▪	Employment expenses were $35.2 million in the third quarter, compared to $33.0 million in the third quarter of 2013 and $35.5 million in the second quarter of 2014. The change from the prior year reflects the increase in personnel costs resulting from the growth of the business.
▪	Distribution and administration expenses were $29.2 million in the third quarter of 2014, compared with $25.3 million in the third quarter of 2013 and $39.2 million in the second quarter of 2014. The second quarter included costs associated with new product introductions and $9.6 million of structuring fees related to the launch of a closed-end fund.
▪	Other operating expenses were $11.3 million in the third quarter, compared to $8.5 million in the third quarter of 2013 and $13.1 million in the second quarter of 2014. The year-over-year increase reflects costs associated with the growth of the business, expanded distribution activities and the middle- and back-office system transition. The sequential decrease primarily reflects new product introductions and the annual Board of Directors equity grant in the prior quarter.

Investment Capabilities

The company continued to expand its differentiated product offerings.

▪	The Virtus Strategic Income Fund[1] (Class A: VASBX), which became available to investors in September, is designed to capitalize on opportunities across undervalued sectors of the bond market by investing in up to 14 fixed income sectors and shorting securities or sectors that the manager believes are significantly overvalued. The fund leverages the existing multi-sector fixed-income capabilities of the company’s Newfleet Asset Management affiliate, which managed $12.8 billion at September 30, 2014.
▪	The company filed a registration for the Virtus International Wealth Masters Fund[2], an international equity strategy that complements the U.S.-focused Virtus Wealth Masters Fund, managed by Horizon Asset Management. The strategy of the fund is to invest in companies that are controlled or influenced by wealthy individuals who have a substantial amount of their personal wealth invested in the business. The International Wealth Masters Fund is expected to be available in the fourth quarter.

Balance Sheet, Liquidity and Income Taxes

Cash and investments were $440.8 million at September 30, 2014 compared with $343.6 million at September 30, 2013 and $423.1 million at June 30, 2014. Cash and investments increased $17.8 million or 4 percent over the sequential quarter as a result of strong financial results, partially offset by share repurchases and the payment of a quarterly dividend.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 6

The company’s seed capital investments increased to $239.6 million at September 30, 2014 from $223.9 million at June 30, 2014 primarily reflecting an investment in the new Strategic Income Fund.

Working capital was $173.7 million at September 30, 2014, compared with $229.9 million at September 30, 2013 and $186.2 million at June 30, 2014. The sequential decrease in working capital reflects the seed capital investments, share repurchases and dividend declaration partially offset by strong operating cash flow.

In the third quarter, the company effectively returned $18.2 million to shareholders consisting of $13.8 million in repurchases of common stock, $4.2 million in common stock dividends paid on August 14, 2014 and $0.2 million to net settle RSU grants prior to their issuance as common shares.

Income taxes were impacted in the quarter due to a $15.5 million net benefit related to the resolution of uncertain tax positions, partially offset by a reduction in deferred tax assets. As a result, the effective tax rate for the quarter was (5.1) percent. Excluding the impact of the net benefit, the effective tax rate was 38.3 percent compared with 37.1 percent for the third quarter of 2013 and 38.0 percent for the second quarter of 2014.

Balance Sheet Highlights (Unaudited)
(Dollars in thousands)

	As of			As of
	9/30/2014	9/30/2013	Change	6/30/2014	Change
Cash and cash equivalents	$172,709	$244,683	(29)%	$170,367	1%
Investments - seed capital	$22,332	$17,801	25%	$27,629	(19)%
Net assets of CSIPs - seed capital (1)	$217,294	$77,365	181%	$196,315	11%
Total - Seed capital	$239,626	$95,166	152%	$223,944	7%
Investments - other (2)	$28,513	$3,800	N/M	$28,774	(1)%
Total - Cash and investments	$440,848	$343,649	28%	$423,085	4%

Deferred taxes, net	$59,668	$68,117	(12)%	$57,064	5%
Dividends payable	$4,229	$-	N/M	$4,179	1%
Total equity attributable to stockholders	$560,576	$465,853	20%	$514,529	9%

Working capital (3)	$173,725	$229,949	(24%	$186,241	(7)%

(1) Reflects the company's investment in consolidated sponsored investment products (CSIPs) net of non-controlling interests. For the periods ending September 30, 2014, September 30, 2013, and June 30, 2014, net assets of CSIPs represent $263.4 million, $139.0 million, and $222.7 million, of total assets, $23.8 million, $42.8 million, and $16.0 million of total liabilities, and $22.3 million, $18.8 million, and $10.4 million of redeemable noncontrolling interests, respectively
(2) Investments in mutual funds not for seed capital purposes
(3) Defined as cash and investments plus accounts receivable, net, less investments - seed capital, net assets of CSIPs, accrued compensation and benefits, accounts payable and accrued liabilities, and dividends payable
N/M - Not Meaningful

Conference Call

Virtus Investment Partners management will host an investor conference call on Tuesday, October 28, at 11 a.m. Eastern to discuss these financial results and related matters. The webcast of the call will be available live over the Internet in the Investor Relations section of www.virtus.com. The call can also be accessed at 866-271-6130 if calling from within the U.S. or 617-213-8894 if calling from outside the U.S. (Passcode: 24627437). A replay of the call will be available through December 1 in the Investor Relations section of www.virtus.com or by telephone at 888-286-8010 if calling from within the U.S. or 617-801-6888 if calling from outside the U.S. (Passcode: 49666207). The presentation that will be reviewed as part of the conference call will be available in the Investor Relations section of the company’s Web site.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 7

About Virtus Investment Partners

Virtus Investment Partners (NASDAQ: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. Virtus offers access to a variety of investment styles across multiple disciplines to meet a wide array of investor needs, and provides products and services through affiliated managers and select subadvisers, each with a distinct investment style, autonomous investment process and individual brand. Its affiliated managers include Cliffwater Investments, Duff & Phelps Investment Management, Euclid Advisors, Kayne Anderson Rudnick Investment Management, Kleinwort Benson Investors International, Newfleet Asset Management, Newfound Investments, Rampart Investment Management, and Zweig Advisers. Additional information can be found at virtus.com.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 8

Consolidated Statements of Operations
(Dollars in thousands, except per share data)

	Three Months Ended			Three Months Ended		Nine Months Ended
	9/30/2014	9/30/2013	Change	6/30/2014	Change	9/30/2014	9/30/2013	Change
Revenues
Investment management fees	$78,960	$67,119	18%	$74,537	6%	$225,289	$189,371	19%
Distribution and service fees	23,671	20,322	16%	23,940	(1)%	70,049	57,007	23%
Administration and transfer agent fees	14,804	12,492	19%	13,942	6%	41,819	35,248	19%
Other income and fees	406	476	(15)%	330	23%	1,304	1,091	20%
Total revenues	117,841	100,409	17%	112,749	5%	338,461	282,717	20%

Operating Expenses
Employment expenses	35,246	33,022	7%	35,481	(1)%	105,756	98,311	8%
Distribution and administration expenses	29,180	25,253	16%	39,222	(26)%	96,139	71,133	35%
Other operating expenses	11,288	8,538	32%	13,130	(14)%	34,952	27,778	26%
Other operating expenses of consolidated sponsored investment products	1,246	231	439%	797	56%	2,374	547	334%
Restructuring and severance	294	-	N/M	-	N/M	294	203	45%
Depreciation and other amortization	713	610	17%	670	6%	2,040	1,782	14%
Amortization expense	947	1,125	(16)%	947	-	2,851	3,351	(15)%
Total operating expenses	78,914	68,779	15%	90,247	(13)%	244,406	203,105	20%

Operating Income	38,927	31,630	23%	22,502	73%	94,055	79,612	18%

Other Income (Expense)
Realized and unrealized (loss) gain on investments, net	(1,039)	1,285	N/M	905	N/M	1,712	1,887	(9)%
Realized and unrealized (loss) gain on investments of consolidated sponsored investment products, net	(5,330)	324	N/M	6,444	N/M	1,150	(2,460)	N/M
Other income, net	233	111	110%	189	23%	573	82	N/M
Total other (expense) income, net	(6,136)	1,720	N/M	7,538	N/M	3,435	(491)	N/M

Interest Income (Expense)
Interest expense	(149)	(207)	28%	(125)	(19)%	(412)	(634)	35%
Interest and dividend income	326	126	159%	344	(5)%	1,053	426	147%
Interest and dividend income of investments of consolidated sponsored investment products	2,222	600	270%	1,639	36%	4,734	1,692	180%
Total interest income, net	2,399	519	362%	1,858	29%	5,375	1,484	262%
Income Before Income Taxes	35,190	33,869	4%	31,898	10%	102,865	80,605	28%
Income tax (benefit) expense	(1,805)	12,567	N/M	12,106	N/M	24,311	30,335	(20)%
Net Income	36,995	21,302	74%	19,792	87%	78,554	50,270	56%
Noncontrolling interests	345	(213)	N/M	(249)	N/M	267	164	63%
Net Income Attributable to Common Stockholders	$37,340	$21,089	77%	$19,543	91%	$78,821	$50,434	56%
Earnings Per Share - Basic	$4.10	$2.64	55%	$2.14	92%	$8.65	$6.40	35%
Earnings Per Share - Diluted	$4.02	$2.56	57%	$2.10	91%	$8.46	$6.21	36%
Cash Dividends Declared Per Share	$0.45	$-	N/M	$0.45	-	$0.90	$-	N/M
Weighted Average Shares Outstanding - Basic (in thousands)	9,096	7,995	14%	9,133	-	9,115	7,879	16%
Weighted Average Shares Outstanding - Diluted (in thousands)	9,279	8,227	13%	9,325	-	9,322	8,125	15%

N/M - Not Meaningful

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 9

Assets Under Management - Product and Asset Class
(Dollars in millions)

	Three Months Ended
	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013
By product (period end):
Mutual Funds - Long-Term Open-End	$39,838.8	$39,819.1	$37,347.0	$36,367.7	$34,173.0
Mutual Funds - Closed-End	7,568.1	7,530.6	6,690.7	6,499.6	6,379.4
Mutual Funds - Money Market	1,231.9	1,311.7	1,378.0	1,556.6	1,610.2
Variable Insurance Funds	1,237.5	1,305.5	1,286.6	1,311.8	1,286.8
Separately Managed Accounts (1)	6,653.0	6,862.4	6,778.4	7,433.1	6,950.7
Institutional Accounts (1)	4,348.3	4,565.0	4,530.5	4,570.8	4,606.9
Total	$60,877.6	$61,394.3	$58,011.2	$57,739.6	$55,007.0

By product (average) (2)
Mutual Funds - Long-Term Open-End	$40,353.9	$38,367.2	$36,354.5	$35,639.8	$33,604.3
Mutual Funds - Closed-End	7,571.4	6,805.1	6,523.4	6,443.8	6,442.9
Mutual Funds - Money Market	1,310.1	1,317.1	1,436.8	1,591.4	1,672.5
Variable Insurance Funds	1,285.7	1,287.6	1,282.2	1,303.3	1,280.4
Separately Managed Accounts (1)	6,793.5	6,700.0	6,982.8	6,988.5	6,495.8
Institutional Accounts (1)	4,483.6	4,538.4	4,593.8	4,594.0	4,484.3
Total	$61,798.2	$59,015.4	$57,173.5	$56,560.8	$53,980.2

By asset class (period end):
Equity	$35,573.6	$35,842.5	$33,804.4	$33,610.7	$31,595.9
Fixed Income	16,671.0	16,750.2	16,319.6	15,829.4	15,855.2
Alternatives (3)	6,769.5	6,744.8	5,678.3	5,308.3	4,538.3
Other (4)	1,863.5	2,056.8	2,208.9	2,991.2	3,017.6
Total	$60,877.6	$61,394.3	$58,011.2	$57,739.6	$55,007.0

Assets Under Management - Average Net Management Fees Earned (5)
(In basis points)

		Three Months Ended
	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013
Mutual Funds - Long-Term Open-End	50.8	51.6	52.1	51.7	51.1
Mutual Funds - Closed-End	67.1	63.6	63.8	63.9	62.5
Mutual Funds - Money Market	-	0.1	-	0.3	0.5
Variable Insurance Funds	51.7	51.0	53.0	56.6	57.4
Separately Managed Accounts (1)	51.3	52.4	52.2	48.0	48.3
Institutional Accounts (1)	34.8	35.7	36.2	35.8	34.0
All Products	50.6	50.7	50.9	50.0	49.2

(1) Includes assets under management related to option strategies
(2) Averages are calculated as follows:
- Mutual Funds and Variable Insurance Funds - average daily or weekly balances
- Separately Managed Accounts - prior quarter ending balance or average of month-end balances in quarter
- Institutional Accounts - average of month-end balances in quarter
(3) Consists of non-traditional investment strategies such as long/short equity, real estate, master-limited partnerships and other
(4) Consists of cash management and option strategies; Option strategies were $522.8, $607.9, $740.7, $1,403.6, and $1,369.1 at September 30, 2014, June 30, 2014, March 31, 2014, December 31, 2013, and September 30, 2013, respectively
(5) Average fees earned is calculated as revenue earned by product divided by average product assets, as described in note (2). Average fees earned for Mutual Funds and Variable Insurance Funds are net of fees paid to unaffiliated subadvisors, fund expense reimbursements and advisory fee waivers. Excludes the impact of consolidated sponsored investment products.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 10

Assets Under Management - Asset Flows by Product
(Dollars in millions)

	Three Months Ended					Nine Months Ended
	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013	9/30/2014	9/30/2013

Mutual Funds - Long-Term Open-End
Beginning balance	$39,819.1	$37,347.0	$36,367.7	$34,173.0	$32,351.2	$36,367.7	$25,827.1
Inflows	3,034.5	3,148.5	3,641.3	4,061.1	4,256.0	9,824.3	15,036.5
Outflows	(2,382.9)	(2,398.0)	(3,388.9)	(3,249.4)	(3,125.3)	(8,169.8)	(7,742.3)
Net flows	651.6	750.5	252.4	811.7	1,130.7	1,654.5	7,294.2
Market performance	(697.9)	1,651.5	651.1	1,277.0	635.2	1,604.7	847.6
Other (1)	66.0	70.1	75.8	106.0	55.9	211.9	204.1
Ending balance	$39,838.8	$39,819.1	$37,347.0	$36,367.7	$34,173.0	$39,838.8	$34,173.0

Mutual Funds - Closed-End
Beginning balance	$7,530.6	$6,690.7	$6,499.6	$6,379.4	$6,422.3	$6,499.6	$6,231.6
Inflows	30.5	463.3	-	-	-	493.8	-
Outflows	-	-	-	-	-	-	-
Net flows	30.5	463.3	-	-	-	493.8	-
Market performance	(98.4)	475.6	298.9	220.9	118.7	676.1	507.3
Other (1)	105.4	(99.0)	(107.8)	(100.7)	(161.6)	(101.4)	(359.5)
Ending balance	$7,568.1	$7,530.6	$6,690.7	$6,499.6	$6,379.4	$7,568.1	$6,379.4

Mutual Funds - Money Market
Beginning balance	$1,311.7	$1,378.0	$1,556.6	$1,610.2	$1,707.7	$1,556.6	$1,994.1
Other (1)	(79.8)	(66.3)	(178.6)	(53.6)	(97.5)	(324.7)	(383.9)
Ending balance	$1,231.9	$1,311.7	$1,378.0	$1,556.6	$1,610.2	$1,231.9	$1,610.2

Variable Insurance Funds
Beginning balance	$1,305.5	$1,286.6	$1,311.8	$1,286.8	$1,250.8	$1,311.8	$1,295.7
Inflows	20.7	20.9	11.6	13.5	13.1	53.2	35.2
Outflows	(59.3)	(53.3)	(55.5)	(59.3)	(59.4)	(168.1)	(186.1)
Net flows	(38.6)	(32.4)	(43.9)	(45.8)	(46.3)	(114.9)	(150.9)
Market performance	(29.4)	51.3	18.7	71.8	82.3	40.6	141.5
Other (1)	-	-	-	(1.0)	-	-	0.5
Ending balance	$1,237.5	$1,305.5	$1,286.6	$1,311.8	$1,286.8	$1,237.5	$1,286.8

Separately Managed Accounts (2)
Beginning balance	$6,862.4	$6,778.4	$7,433.1	$6,950.7	$6,521.7	$7,433.1	$5,829.0
Inflows	319.2	278.8	471.9	379.7	312.7	1,069.9	1,004.3
Outflows	(343.3)	(461.0)	(1,028.0)	(413.2)	(283.4)	(1,832.3)	(812.7)
Net flows	(24.1)	(182.2)	(556.1)	(33.5)	29.3	(762.4)	191.6
Market performance	(180.5)	238.5	(100.1)	520.3	399.7	(42.1)	961.1
Other (1)	(4.8)	27.7	1.5	(4.4)	-	24.4	(31.0)
Ending balance	$6,653.0	$6,862.4	$6,778.4	$7,433.1	$6,950.7	$6,653.0	$6,950.7

Institutional Accounts (2)
Beginning balance	$4,565.0	$4,530.5	$4,570.8	$4,606.9	$4,399.3	$4,570.8	$4,359.5
Inflows	109.4	106.8	124.4	165.4	287.3	340.6	630.9
Outflows	(236.5)	(137.9)	(236.5)	(300.5)	(155.0)	(610.9)	(481.6)
Net flows	(127.1)	(31.1)	(112.1)	(135.1)	132.3	(270.3)	149.3
Market performance	(45.6)	131.1	86.9	122.3	96.4	172.4	192.4
Other (1)	(44.0)	(65.5)	(15.1)	(23.3)	(21.1)	(124.6)	(94.3)
Ending balance	$4,348.3	$4,565.0	$4,530.5	$4,570.8	$4,606.9	$4,348.3	$4,606.9

Total
Beginning balance	$61,394.3	$58,011.2	$57,739.6	$55,007.0	$52,653.0	$57,739.6	$45,537.0
Inflows	3,514.3	4,018.3	4,249.2	4,619.7	4,869.1	11,781.8	16,706.9
Outflows	(3,022.0)	(3,050.2)	(4,708.9)	(4,022.4)	(3,623.1)	(10,781.1)	(9,222.7)
Net flows	492.3	968.1	(459.7)	597.3	1,246.0	1,000.7	7,484.2
Market performance	(1,051.8)	2,548.0	955.5	2,212.3	1,332.3	2,451.7	2,649.9
Other (1)	42.8	(133.0)	(224.2)	(77.0)	(224.3)	(314.4)	(664.1)
Ending balance	$60,877.6	$61,394.3	$58,011.2	$57,739.6	$55,007.0	$60,877.6	$55,007.0

(1) Represents open-end and closed-end mutual fund distributions, net flows of cash management strategies, net flows and market performance on structured products, and net flows from non-sales related activities such as asset acquisitions/(dispositions), marketable securities investments/(withdrawals), and the impact on assets from the use of leverage
(2) Includes assets under management related to option strategies

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 11

Schedule of Non-GAAP Information

(Dollars in thousands)

The company reports its financial results on a Generally Accepted Accounting Principles (GAAP) basis; however management believes that evaluating the company's ongoing operating results may be enhanced if investors have additional non-GAAP financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and considers them only to be additional metrics for both management and investors to consider the company's financial performance over time, as noted in the footnotes below. Management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial results prepared in accordance with GAAP.

Reconciliation of Revenues, Operating Expenses and Operating Income on a GAAP Basis to Revenues, Operating Expenses and Operating Income, as Adjusted

	Three Months Ended			Nine Months Ended
	Sep 30, 2014	Sep 30, 2013	Jun 30, 2014	Sep 30, 2014	Sep 30, 2013

Revenues, GAAP basis	$117,841	$100,409	$112,749	$338,461	$282,717
Less:
Distribution and administration expenses	29,180	25,253	29,646	86,563	71,133
Consolidated sponsored investment products revenues (1)	33	90	(122)	(73)	142

Revenues, as adjusted (2)	$88,628	$75,066	$83,225	$251,971	$211,442

Operating Expenses, GAAP basis	$78,914	$68,779	$90,247	$244,406	$203,105
Less:
Distribution and administration expenses	29,180	25,253	29,646	86,563	71,133
Depreciation and amortization	1,660	1,735	1,617	4,891	5,133
Stock-based compensation (3)	2,510	1,848	2,786	6,834	5,605
Closed-end fund launch costs (4)	-	-	10,085	10,085	-
Restructuring and severance charges	294	-	-	294	203
System transition costs (5)	216	-	475	691	-
Newfleet transition expenses (6)	-	485	367	859	1,685
Consolidated sponsored investment product expenses (1)	1,246	231	797	2,374	547
Operating Expenses, as adjusted (7)	$43,808	$39,227	$44,474	$131,815	$118,799

Operating Income, as adjusted (8)	$44,820	$35,839	$38,751	$120,156	$92,643

Operating margin, GAAP basis	33%	32%	20%	28%	28%
Operating margin, as adjusted (8)	51%	48%	47%	48%	44%

(1) Revenues and expenses related to consolidated sponsored investment products have been excluded to reflect revenues and expenses of the company prior to the consolidation of these products. Revenues represent investment management fees net of fees paid to unaffiliated subadvisors and fund expense reimbursements, distribution and service fees, and administration and transfer agent fees.
(2) Revenues, as adjusted, is a non-GAAP financial measure calculated by netting distribution and administration expenses from GAAP revenues. Management believes Revenues, as adjusted, provides useful information to investors because distribution and administration expenses are costs that are generally passed directly through to external parties.
(3) Stock-based compensation expense includes equity issued under incentive plans and equity granted to Board of Directors
(4) For the three months ended June 30, 2014 and the nine months ended September 30, 2014, closed-end fund launch costs comprise structuring fees of $9.6 million payable to underwriters and sales-based compensation of $0.5 million
(5) System transition costs include expenses associated with the transition of middle- and back-office systems to a third-party provider
(6) For the three months ended September 30, 2013, and June 30, 2014, Newfleet transition expenses include $0.1 million, and $0.1 million, respectively, of stock-based compensation. For the nine months ended September 30, 2014 and September 30, 2013, Newfleet transition expenses include $0.2 million and $0.4 million, respectively, of stock-based compensation.
(7) Operating expenses, as adjusted, is a non-GAAP financial measure that management believes provides investors with additional information because of the nature of the specific excluded operating expenses. Specifically, management adds back amortization attributable to acquisition-related intangible assets as this may be useful to an investor to consider our operating results with the results of other asset management firms that have not engaged in significant acquisitions. In addition, we add back restructuring and severance charges as we believe that operating expenses exclusive of these costs will aid comparability of the information to prior reporting periods. We believe that because of the variety of equity awards used by companies and the varying methodologies for determining stock-based compensation expense, excluding stock-based compensation enhances the ability of management and investors to compare financial results over periods. Distribution and administrative expenses are excluded for the reason set forth above.
(8) Operating income, as adjusted, and operating margin, as adjusted, are calculated using the basis of revenues, as adjusted, and operating expenses, as adjusted, as described above
The above measures should not be considered as substitutes for any measures derived in accordance with GAAP and may not be comparable to similarly titled measures of other companies. Exclusion of items in our non-GAAP presentation should not be considered as an inference that these items are unusual, infrequent or non-recurring.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 12

1 The Strategic Income Fund is subject to credit, duration, interest rate, and leverage risks, as well as to the risks associated with investing in convertible securities, derivatives, foreign and emerging markets, ETFs, high yield securities (junk bonds), loan participation interests, mortgage- and asset-backed securities, and preferred stocks.

Investors should carefully consider the investment objectives, risks, charges, and expenses of any Virtus Mutual Fund before investing. The prospectus and summary prospectus contain this and other information about the Fund. Please contact your financial representative, call 1-800-243-4361, or visit www.virtus.com to obtain a current prospectus and/or summary prospectus. You should read the prospectus and/or summary prospectus carefully before you invest or send money.

2 A registration statement relating to Virtus International Wealth Masters Fund has been filed with the Securities and Exchange Commission. The fund may not be sold until the registration statement becomes effective.

The International Wealth Masters Fund, when effective, will be subject to the risks associated with equity securities, sector-focused investing and foreign investing, including volatility risk. The performance of the fund and the index it seeks to track may vary.

Virtus Mutual Funds are distributed by VP Distributors, LLC, member, FINRA, and subsidiary of Virtus Investment Partners, Inc.

Forward-Looking Information

This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” “plan,” “intend,” “believe,” “anticipate,” “may,” “will,” “should,” “could,” “continue,” “project,” or similar statements or variations of such terms.

Our forward-looking statements are based on a series of expectations, assumptions and projections about our company, are not guarantees of future results or performance, and involve substantial risks and uncertainty, including assumptions and projections concerning our assets under management, cash inflows and outflows, operating cash flows, our ability to expand distribution and product offerings, and future credit facilities, for all forward periods. All of our forward-looking statements are as of the date of this release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.

Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including those discussed under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2013 Annual Report on Form 10-K, as well as the following risks and uncertainties: (a) any reduction in our assets under management; (b) damage to our reputation; (c) our inability to attract and retain key personnel; (d) the competition we face in our business; (e) adverse regulatory and legal developments; (f) limitations on our deferred tax assets; (g) changes in key distribution or unaffiliated subadvisory relationships; (h) interruptions in service or failure to provide service by third-party service providers; (i) impairment of our goodwill or intangible assets; (j) lack of availability of required and necessary capital on satisfactory terms; (k) liabilities and losses not covered by our insurance policies; and (l) certain other risks and uncertainties described in our 2013 Annual Report on Form 10-K or in any of our filings with the Securities and Exchange Commission (“SEC”).

Certain other factors which may impact our continuing operations, prospects, financial results and liquidity or which may cause actual results to differ from such forward-looking statements are discussed or included in the company’s periodic reports filed with the SEC and are available on our website at www.virtus.com under “Investor Relations.” You are urged to carefully consider all such factors.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 13

The company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us which modify or impact any of the forward-looking statements contained in or accompanying this release, such statements or disclosures will be deemed to modify or supersede such statements in this release.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com